Exhibit 21

List of Subsidiaries

8500 Station Street LLC, an Ohio limited liability company

Bangor Gas Company, LLC, a Maine limited liability company

Brainard Gas Corp., an Ohio corporation

Cut Bank Gas Company, a Montana corporation

Energy West Development, Inc., a Montana corporation

Energy West, Incorporated, a Montana corporation

Energy West Montana, Inc., a Montana corporation

Energy West Properties, LLC, a North Carolina limited liability company

Energy West Propane, Inc., a Montana corporation

Energy West Resources, Inc., a Montana corporation

Energy West Wyoming, Inc., a Wyoming corporation

Frontier Natural Gas Company, LLC, a North Carolina limited liability company

Frontier Utilities of North Carolina, Inc., a North Carolina corporation

Gas Natural Service Company, LLC, an Ohio limited liability company

Great Plains Natural Gas Company, an Ohio corporation

Independence Oil, LLC, a North Carolina limited liability company

Independence Oil Real Estate 1, LLC, a North Carolina limited liability company

Independence Oil Real Estate 2, LLC, a North Carolina limited liability company

Independence Oil Real Estate 3, LLC, a North Carolina limited liability company

Kidron Pipeline, LLC, an Ohio limited liability company

Lightning Pipeline Company, Inc., an Ohio corporation

Lone Wolfe Insurance, LLC, an Ohio limited liability company

Northeast Ohio Natural Gas Corp., an Ohio corporation

Orwell Natural Gas Company, an Ohio corporation

Penobscot Natural Gas Company, Inc., a Maine corporation

Public Gas Company, Inc., a Kentucky corporation

Spelman Pipeline Holdings, LLC, an Ohio limited liability company